UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ROCHESTER MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCHESTER MEDICAL CORPORATION
One Rochester Medical Drive
Stewartville, Minnesota 55976
Telephone (507) 533-9600

December 17, 2010

Dear Shareholders:

You are cordially invited to join us for our 2011 Annual Meeting of Shareholders, which will be held on Thursday, January 27, 2011, at 12:00 p.m. (Central Time) in the Rochester Room, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403. Holders of record of our common stock as of December 10, 2010, are entitled to notice of and to vote at the 2011 annual meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the annual meeting. We also will report at the meeting on matters of current interest to our shareholders.

Your vote is important, and we hope you will be able to attend the annual meeting. Whether or not you attend the meeting, we encourage you to submit your proxy vote by telephone or Internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Anthony J. Conway
Chairman of the Board, Chief Executive Officer
and President

ROCHESTER MEDICAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, January 27, 2011 at 12:00 p.m., Central Time

Place:	Minneapolis Hilton and Towers Hotel Rochester Room 1001 Marquette Avenue Minneapolis, Minnesota 55403

Items of Business:	1. The election of five directors to serve until the next Annual Meeting of Shareholders.

2. The ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2011.

3. An advisory vote on a non-binding resolution to approve the compensation of our executives disclosed in this proxy statement.

4. An advisory vote on a non-binding resolution to determine the frequency (whether annual, biennial or triennial) with which shareholders of the company shall be entitled to have an advisory vote on executive compensation.

5. Any other business that may properly be considered at the Annual Meeting of Shareholders or any adjournment of the meeting.

Record Date and Quorum:	You may vote at the meeting if you were a shareholder of record at the close of business on December 10, 2010. The holders of a majority of the common stock entitled to vote shall constitute a quorum for the transaction of business at the annual meeting. If such quorum shall not be present or represented at the annual meeting, the shareholders present or represented at the annual meeting may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented.

Voting by Proxy:	It is important that your shares be represented and voted at the annual meeting. You may vote your shares by telephone or Internet by no later than 12:00 p.m. Central Time on January 26, 2011 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. A person giving a proxy may revoke it before it is exercised by delivering to our Corporate Secretary a written notice terminating the proxy’s authority or by duly executing a proxy bearing a later date. A shareholder who attends the annual meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so.

By Order of the Board of Directors,

David A. Jonas
Chief Financial Officer, Treasurer and Secretary

December 17, 2010

PROXY STATEMENT

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PROXY STATEMENT
2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 27, 2011

The Board of Directors of Rochester Medical Corporation is soliciting proxies for use at the Annual Meeting of Shareholders to be held on January 27, 2011, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or made available to shareholders on or about December 17, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders and described in this proxy statement. These matters include the election of directors, the ratification of the selection of our independent auditor, an advisory (non-binding) vote on the compensation of our executives disclosed in this proxy statement and an advisory (non-binding) vote on the frequency of shareholder review of executive compensation. Also, management will report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders, as time permits.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote at the annual meeting?

The Board of Directors has set December 10, 2010, as the record date for the annual meeting. If you were a shareholder of record at the close of business on December 10, 2010, you are entitled to vote at the annual meeting.

As of the record date, 12,175,752 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 12,175,752 votes are entitled to be cast at the annual meeting. There is no cumulative voting.

How many shares must be present to hold the annual meeting?

In accordance with our bylaws, shares equal to a majority of all of the shares of our outstanding common stock entitled to vote as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the annual meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly and timely submitted a proxy vote by mail, telephone or Internet.

If a quorum is not present or represented at the annual meeting, the shareholders and proxies entitled to vote will have the power to adjourn the annual meeting, without notice other than an announcement at that time, until a quorum is present or represented.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the annual meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and Internet procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for shareholders who hold their shares in street name.

If you are the beneficial owner, submitting your proxy will not affect your right to vote in person if you decide to attend the annual meeting. See “Can I vote my shares in person at the annual meeting?” below.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Two of our executive officers have been designated as proxies for our annual meeting. These executive officers are Anthony J. Conway and David A. Jonas.

What is a proxy statement?

It is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the Nasdaq Stock Market (“Nasdaq”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction card you receive or, if you submit your proxy vote by telephone or Internet, vote once for each proxy card or voting instruction card you receive.

Can I vote my shares in person at the annual meeting?

If you are a shareholder of record, you may vote your shares in person at the annual meeting by completing a ballot at the meeting. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above in advance of the annual meeting so that your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the annual meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the annual meeting only if you obtain and bring to the annual meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

Under Minnesota law, directors are elected by the affirmative vote of a plurality of the votes cast at the annual meeting. This means that since the shareholders will be electing five directors, the five director nominees receiving the highest number of votes will be elected.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required for the approval of the ratification of the selection of our independent auditor, the advisory vote to approve the compensation of our executives disclosed in this proxy statement and the approval of any other proposals. Because your vote on executive compensation is advisory, it will not be binding upon the company or the Board of Directors. The Compensation Committee, however, will take into account the outcome of the vote when considering future executive compensation programs.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on other proposals.

If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on one or more other proposals, your shares will be counted as present at the annual meeting for the purpose of determining a quorum. Your shares also will be counted as present at the annual meeting for the purpose of calculating the vote on any particular matter with respect to which you abstain from voting. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in street name and fail to instruct your broker or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. With respect to the proposal to ratify the selection of Grant Thornton LLP as our independent auditor, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. If the broker, bank or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as a “broker non-vote.” Broker non-

votes are counted for purposes of determining the presence of a quorum, but are not considered entitled to vote and thus are not counted for purposes of determining whether a proposal has been approved.

How does the Board recommend that I vote?

You will vote on the following management proposals:

•	Election of five directors: Anthony J. Conway, Darnell L. Boehm, David A. Jonas, Roger W. Schnobrich and Benson Smith;

•	Ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2011;

•	Advisory approval of the compensation of our executives disclosed in this proxy statement; and

•	Advisory approval of the frequency with which shareholders of the company shall be entitled to have an advisory vote on executive compensation.

The Board of Directors recommends that you vote FOR the election of each of the nominees to the Board of Directors, FOR the ratification of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2011, FOR the advisory approval of the compensation of our executives disclosed in this proxy statement, and FOR the advisory approval of a biennial frequency for which shareholders of the company shall be entitled to have an advisory vote on executive compensation.

We are not aware of any other matters that will be voted on at the annual meeting. However, if any other business properly comes before the meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR the election of all of the nominees for director;

•	FOR the ratification of the selection of Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2011;

•	FOR the advisory approval of the compensation of our executives disclosed in this proxy statement; and

•	FOR the advisory approval of a biennial frequency for which shareholders of the company shall be entitled to have an advisory vote on executive compensation.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

•	if you voted over the Internet or by telephone, voting again over the Internet or by telephone by no later than 12:00 p.m. Central Time on January 26, 2011;

•	if you completed and returned a proxy card, submitting a new proxy card with a later date and returning it so that it is received by January 26, 2011; or

•	submitting timely written notice of revocation to our Corporate Secretary at the address shown below so that it is received by January 26, 2011.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, Minnesota 55976 or call (800) 615-2364.

Who will count the vote?

Representatives of Wells Fargo Shareowner Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the annual meeting. We will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days after the meeting.

Who pays for the cost of proxy preparation and solicitation?

We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the company, who will receive no extra compensation for their services, may solicit proxies personally, by telephone or by special letter.

What are the deadlines for submitting shareholder proposals for the 2012 Annual Meeting of Shareholders?

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2012 Annual Meeting of Shareholders, we must receive the written proposal at our principal executive offices at One Rochester Medical Drive, Stewartville, Minnesota 55976, Attention: Corporate Secretary, on or before August 19, 2011. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate a director for election at the annual meeting if proper written notice is received by our Corporate Secretary at our principal executive offices in Stewartville, Minnesota, at least 90 days and not more than 120 days in advance of the anniversary date of the prior year’s annual meeting. A shareholder may also present from the floor a proposal that is not included in the proxy statement if proper written notice is received by our Corporate Secretary at least 90 days and not more than 120 days in advance of the anniversary date of the prior year’s annual meeting. For the 2012 annual meeting, notices of director nominations and shareholder proposals to be made from the floor must be received on or before October 29, 2011. The notice must contain the specific information required by our bylaws. You may obtain a copy of the bylaws by writing to our Corporate Secretary at the address stated below. Shareholder proposals and director nominations for which notice is received by us after October 29, 2011, may not be presented in any manner at the 2012 annual meeting.

How can I communicate with Rochester Medical Corporation’s Board of Directors?

Shareholders or other interested persons may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to:

Rochester Medical Corporation
c/o Corporate Secretary
One Rochester Medical Drive
Stewartville, Minnesota 55976

All communications will be compiled by the Corporate Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on January 27, 2011:

Our proxy statement and 2010 Annual Report are available at www.rocm.com/ir.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of our common stock were beneficially owned as of December 10, 2010, by:

•	each person or group who beneficially owned five percent or more of our common stock;

•	each of our directors;

•	each of the executive officers named in the Summary Compensation Table in this proxy statement; and

•	our directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 12,175,752 shares outstanding as of December 10, 2010. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them, and their address is c/o One Rochester Medical Drive, Stewartville, Minnesota 55976.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership(1)		Percent of Class

GAMCO Investors, Inc.	1,169,190	(4)	9.6
Anthony J. Conway	1,118,859	(2)(3)(5)	9.0
Philip J. Conway	589,743	(2)(3)(6)	4.8
David A. Jonas	275,500	(2)(7)	2.2
Martyn R. Sholtis	162,000	(2)(8)	1.3
Roger W. Schnobrich	141,000	(9)	1.1
Benson Smith	138,000	(10)	1.1
Darnell L. Boehm	84,000	(11)	*
James M. Carper	21,750	(2)(12)	*
All directors and executive officers as a group (9 persons)	2,570,452	(13)	19.2%

*	Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of December 10, 2010 are deemed to be outstanding for the purpose of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	The address of each of our executive officers is One Rochester Medical Drive, Stewartville, Minnesota 55976.

(3)	Messrs. Anthony J. Conway and Philip J. Conway are brothers.

(4)	Based on a Schedule 13D/A dated October 5, 2010, Mario J. Gabelli (“Mario Gabelli”), and various entities which he directly or indirectly controls or acts as chief investment officer, reported that they had power to vote and dispose of 8,923,799 shares. Each of the reporting persons and covered persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported as of September 3, 2010, as follows: 585,753 shares by GAMCO Asset Management Inc. (“GAMCO”), except that GAMCO does not have the authority to vote 125,000 of the reported shares; 230,742 shares by Gabelli Funds, LLC; 10,000 shares by Gabelli Securities, Inc. (“GSI”); and 342,695 shares by Teton Advisors, Inc. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons. GAMCO Investors, Inc. (“GBL”) is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mario Gabelli. Mario Gabelli and GBL have indirect power with respect to the shares beneficially owned directly by other reporting persons. The reporting persons do not admit that they constitute a group. The address of the principal business office is One Corporate Center, Rye, New York 10580.

(5)	Includes 257,000 shares issuable upon exercise of currently outstanding options. Also includes 63,755 shares held by his wife.

(6)	Includes 186,000 shares issuable upon exercise of currently outstanding options. Also includes 9,600 shares held in an IRA for the benefit of Mr. Philip J. Conway’s wife, as to which he disclaims beneficial ownership.

(7)	Includes 234,000 shares issuable upon exercise of currently outstanding options.

(8)	Includes 142,000 shares issuable upon exercise of currently outstanding options.

(9)	Includes 116,000 shares issuable upon exercise of currently outstanding options. Also includes 24,000 shares held in an IRA for the benefit of Mr. Schnobrich. Mr. Schnobrich’s address is 530 Waycliffe North, Wayzata, Minnesota 55391.

(10)	Includes 138,000 shares issuable upon exercise of currently outstanding options. Mr. Smith’s address is 228 Southern Hill Drive, Duluth, Georgia 30097.

(11)	Includes 72,000 shares issuable upon exercise of currently outstanding options. Mr. Boehm’s address is 19330 Bardsley Place, Monument, Colorado 80132.

(12)	Includes 21,250 shares issuable upon exercise of currently outstanding options.

(13)	Includes 1,205,250 shares issuable upon exercise of currently outstanding options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to the fiscal year ended September 30, 2010 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during the fiscal year ended September 30, 2010 were satisfied.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of Rochester Medical Corporation is comprised of five directors who are elected to serve until the next regular meeting of the shareholders and until each such director’s successor has been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Director Qualifications and Selection Process

The Nominating Committee of the Board of Directors determines the required selection criteria and qualifications of director nominees based upon the needs of the company at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Rochester Medical, the Nominating Committee will consider criteria including business and financial expertise; experience as an executive officer of a public company in the medical device or similar industry; experience as a director of a public company; independence; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.

These general criteria are subject to modification and the Nominating Committee shall be able, in the exercise of its discretion, to deviate from these general criteria from time to time, as the Nominating Committee may deem appropriate or as required by applicable laws and regulations. While the company does not have a separate policy related to board diversity, the Nominating Committee seeks nominees with a broad diversity of experience, expertise and backgrounds. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities and meet its objectives. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

The Nominating Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee c/o Corporate Secretary at One Rochester Medical Drive, Stewartville, Minnesota 55976: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating Committee makes a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Nominating Committee by any shareholder in connection with the 2011 Annual Meeting of Shareholders.

Our Director Nominees

Following the recommendation of the Nominating Committee, the Board of Directors has nominated the five persons named below for re-election to the Board of Directors at the 2011 Annual Meeting of Shareholders. Each of our director nominees is well qualified under the criteria described above. As employees of the company, Mr. Conway and Mr. Jonas do not qualify as independent directors. Each director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors, including prior service on our Board which adds valuable business and governance experience with our company and familiarity with the challenges it faces.

It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the nominees named in the table below as directors except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not now known to us, the proxies named in the enclosed form of proxy will vote for a substitute nominee selected by the Board of Directors. Information regarding these nominees is set forth in the table below.

		Director
Name	Age	Since	Position

Anthony J. Conway	66	1988	Chairman of the Board, Chief Executive Officer and President
Darnell L. Boehm	62	1995	Director
David A. Jonas	46	2008	Director, Chief Financial Officer, Treasurer and Secretary
Roger W. Schnobrich	80	1995	Director
Benson Smith	63	2001	Director

Under Minnesota law, directors are elected by the affirmative vote of a plurality of the votes cast at the annual meeting. Proxies may not be voted for more than five directors. The five director nominees receiving the highest number of votes will be elected.

The Board of Directors recommends a vote FOR election of the five nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

The nominees for election as directors have provided the following information about themselves.

Anthony J. Conway, age 66, a founder of Rochester Medical, has served as Chairman of the Board, Chief Executive Officer and President of Rochester Medical since May 1988, and was our Secretary until November 2008 and our Treasurer until September 1997. In addition to his duties as Chief Executive Officer and President, Mr. Conway actively contributes to our research and development and design activities. From 1979 to March 1988, he was President, Secretary and Treasurer of Arcon Corporation (“Arcon”), a company that he co-founded in 1979 to develop, manufacture and sell latex-based male external catheters and related medical devices. Prior to founding Arcon, Mr. Conway worked for twelve years for International Business Machines Corporation in various research and development capacities. Mr. Conway is one of the named inventors on numerous patent applications that have been assigned to Rochester Medical, of which to date 20 have resulted in issued United States patents and 32 have resulted in issued foreign patents. Mr. Conway’s thorough and extensive knowledge of our products, operations, values and culture as well as a deep understanding of the issues and complexities we face in the medical device industry make Mr. Conway a valuable and qualified director with critical analytical, strategic and risk assessment skills.

Darnell L. Boehm, age 62, has served as a Director of Rochester Medical since October 1995. Since 1986, Mr. Boehm has served as a Director of Aetrium, Inc. (“Aetrium”), a manufacturer of electromechanical equipment for handling and testing semiconductors, and also serves on its Audit Committee and Compensation Committee. From 1986 to 2000, Mr. Boehm also served as the Chief Financial Officer and Secretary of Aetrium. From August 1999 to January 2002, Mr. Boehm served as a Director of ALPNET, Inc., a supplier of multilingual information services including language translation, product localization and other services. He is also the principal of Darnell L. Boehm & Associates, a management consulting firm. Mr. Boehm’s deep financial expertise, which includes several years experience as a certified public accountant and several chief financial officer or chief executive officer positions, provides particular value to our board in addition to his insights from his years of service as a director for other companies.

David A. Jonas, age 46, has served as a Director of Rochester Medical since November 2008, and has served as our Chief Financial Officer since May 2001, our Treasurer since November 2000, and as our Secretary since November 2008. From June 1, 1998 until May 2001, Mr. Jonas served as our Controller. From August 1999 until October 2001, Mr. Jonas served as our Director of Operations and had principal responsibility for our operational activities. Since November 2000, Mr. Jonas has had principal responsibility for our financial activities. Prior to joining us, Mr. Jonas was employed in various financial, financial management and operational management positions with Polaris Industries, Inc. from January 1989 to June 1998. Mr. Jonas holds a Bachelor of Science degree in Accounting from the University of Minnesota and is a certified public accountant currently under a “non-active” status. Mr. Jonas’s years of service to Rochester Medical as our Chief Financial Officer as well as his extensive management and accounting experience allow him to make a valuable contribution as a director.

Roger W. Schnobrich, age 80, has served as a Director of Rochester Medical since October 1995. Since September 2004, Mr. Schnobrich has served as a principal of Waynorth, Inc., a business consulting company. Mr. Schnobrich served as a partner and then of counsel with the law firm of Hinshaw & Culbertson from 1997 to September 2004. Prior to joining Hinshaw & Culbertson, Mr. Schnobrich was a partner in the law firm of Popham, Haik, Schnobrich and Kaufman Ltd. for more than five years. Mr. Schnobrich brings to our Board of Directors nearly 15 years of experience as a director. His proven leadership and experience as a business consultant, investor, director and officer of numerous businesses as well as his legal expertise gained from over 40 years as counsel to a variety of businesses add significant value to our Board of Directors.

Benson Smith, age 63, has served as a Director of Rochester Medical since May 2001. Mr. Smith is the founding partner of BFS and Associates LLC, a company that provides sales organization consulting and training. From April 2000 to 2006, Mr. Smith was a lecturer for the Gallup organization. Prior to joining the Gallup organization, Mr. Smith worked for several years with C.R. Bard, Inc. (“C.R. Bard), a company specializing in medical devices, serving most recently as President and Chief Operating Officer. In 1991, Mr. Smith was elected to the position of Group Vice President, responsible for C.R. Bard’s urological product group. He was promoted to the position of Executive Vice President in 1993 and became a member of C.R. Bard’s Board of Directors in 1994. Shortly thereafter, Mr. Smith was promoted to the position of President and Chief Operating Officer. Mr. Smith is also a Director for ZOLL Medical Corporation, a publicly held medical technology and software company, and Teleflex Incorporated, a publicly held company that designs, manufactures and distributes specialty-engineered products. Mr. Smith’s extensive experience in the medical device industry enables him to share meaningful perspectives regarding strategic planning and growth initiatives. In addition, his management and consulting experience combined with his years of service as a director of other public companies enables Mr. Smith to provide a wide range of perspectives on the various managerial issues we may face from time to time.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors reviews at least annually the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with Rochester Medical and our management. In November 2010, our Board of Directors determined that no transactions or relationships existed that would disqualify any of our directors under Nasdaq Stock Market rules or require disclosure under Securities Exchange Commission rules, with the exception of Anthony J. Conway, our President and Chief Executive Officer, and David A. Jonas, our Chief Financial Officer, because of their employment relationship with Rochester Medical. Based upon that finding, the Board determined that Messrs. Boehm, Schnobrich and Smith are “independent.” Each of our Audit, Nominating and Compensation Committees is comprised only of independent directors.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Compensation. Each of the standing committees has adopted and operates under a written charter. These charters can be found on the Corporate Governance section of the Investor Relations page on our website at www.rocm.com/ir. Shareholders may request a free printed copy of any of these charters by contacting our Corporate Secretary at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, Minnesota 55976. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

During the fiscal year ended September 30, 2010, the Board of Directors met formally on two occasions, and conducted its business through eleven committee meetings. No director attended fewer than 75% of all board and committee meetings during the fiscal year ended September 30, 2010. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during fiscal 2010.

The following table reflects the current membership of each Board committee.

Committee Membership
Name	Audit	Nominating	Compensation

Anthony J. Conway
Darnell L. Boehm	Chair	✓	✓
David A. Jonas
Roger W. Schnobrich	✓	✓	Chair
Benson Smith	✓	Chair	✓

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the quality and integrity of our financial statements, including matters related to risks associated with financial reporting and audit and accounting issues, as well as our internal controls, our compliance with legal and regulatory requirements and the qualifications, performance and independence of our independent auditors. The Audit Committee has sole authority to approve, retain and terminate our independent auditors and is directly responsible for the compensation and oversight of the work of our independent auditors. The Audit Committee reviews and discusses with management and our independent auditors the annual audited and quarterly financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent auditors, and prepares the Audit Committee Report included in our annual proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission. The Audit Committee has also established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls or audit matters.

All of the Audit Committee members meet the existing independence and experience requirements of the Nasdaq Stock Market and the Securities and Exchange Commission. Our Board of Directors has identified Mr. Boehm as an audit committee financial expert under the rules of the SEC. The Audit Committee met seven times during the fiscal year ended September 30, 2010. The Audit Committee has engaged Grant Thornton LLP as our independent auditors for fiscal year 2011.

Nominating Committee

The Nominating Committee is responsible for assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors at the next annual meeting of shareholders. The Nominating Committee also periodically reviews the structure and membership of the Board and makes recommendations with respect to the size and composition of the Board, and develops qualification criteria for Board members. All of the Nominating Committee members meet the existing independence requirements of the Nasdaq Stock Market. The Nominating Committee met once during the fiscal year ended September 30, 2010.

Compensation Committee

The Compensation Committee is responsible for assisting the Board by overseeing the administration of our compensation programs and reviewing and approving the compensation paid to our executive officers. The Compensation Committee approves corporate goals related to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and compensates the Chief Executive Officer based on this evaluation. The Compensation Committee reviews and discusses with management the disclosure regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis (“CD&A”) in our annual proxy statement.

All of the Compensation Committee members meet the existing independence requirements of the Nasdaq Stock Market. The Compensation Committee met three times during the fiscal year ended September 30, 2010. For further information on the activities of the Compensation Committee, please refer to the CD&A beginning on page 15 and the Compensation Committee Report on page 22.

Board Leadership Structure

The board of directors has chosen to combine the principal executive officer and board chairman positions and has not appointed a separate lead director. Anthony Conway has served as the chief executive officer and chairman of our board since founding the company in 1988. At the present time, we believe that Mr. Conway is best situated to serve as chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, we believe that the fact that a majority of our board as well as the entire membership of each of our board committees consists of independent directors balances our governance structure to protect the interests of our shareholders. While we believe that the current board leadership structure is appropriate in the current circumstances, the board may change this structure if it no longer believes it continues to meet our objectives.

Risk Oversight by the Board of Directors

Board-level risk oversight is primarily performed by our full board of directors, although the audit committee oversees our internal controls and regularly assesses financial and accounting processes and risks. Our risk oversight process includes an ongoing dialogue between management and the board of directors and audit committee, intended to identify and analyze risks that face the company. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks, analyze their potential impact on the company and the steps needed to manage them.

Attendance at the Annual Meeting

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Three of the five then current directors attended our 2010 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

We have adopted the Rochester Medical Corporation Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics includes particular provisions applicable to our senior financial management, which includes our Chief Executive Officer, Chief Financial Officer, controller and other employees performing similar functions. A copy of our Code of Business Conduct and Ethics is available on the Corporate Governance section of the Investor Relations page on our website at www.rocm.com/ir. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to any director or officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, promptly following the date of such amendment or waiver.

DIRECTOR COMPENSATION

To determine director compensation, we periodically review director compensation information for a peer group of comparably sized publicly traded medical device companies. Compensation for our directors is designed to result in compensation for our directors that is competitive with that provided by the peer group.

Fees for 2010.  For 2010, our non-employee directors received the following cash payments:

Fees for attendance at Board and Committee meetings	$3,000
Fees for attendance at Board and Committee meetings by telephone	$1,000

No director who is also an employee of Rochester Medical receives any separate compensation for services as a director.

Non-employee directors can also each receive non-qualified stock options under our 2010 Stock Incentive Plan. Each grant typically has the following terms: (1) the exercise price is equal to the fair market value (as defined in the 2010 Stock Incentive Plan) of the common stock on the date of grant; (2) the exercise price is payable upon exercise in cash or in common stock held at least six months; (3) the term of the option is 10 years; (4) the option is immediately exercisable; and (5) the option expires if not exercised within twelve months (i) after the optionee ceases to serve as a director or (ii) following the optionee’s death.

During fiscal 2010, Messrs. Darnell Boehm, Roger W. Schnobrich and Benson Smith were the only non-employee directors and therefore the only directors eligible to receive the compensation described above. On January 28, 2010, Messrs. Boehm, Schnobrich and Smith each received an option to purchase 12,000 shares of common stock. The stock options vested immediately.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board of Directors and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

Director Compensation Table.  The following table shows the compensation of the members of our Board of Directors during fiscal year 2010:

DIRECTOR COMPENSATION

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name(1)	($)	($)(2)	($)

Darnell L. Boehm	14,000	85,720	99,720
Roger W. Schnobrich	10,000	85,720	95,720
Benson Smith	11,000	85,720	96,720

(1)	Anthony J. Conway, our Chairman of the Board, Chief Executive Officer and President, and David A. Jonas, our Chief Financial Officer, are not included in this table because they are employees of Rochester Medical Corporation and thus received no compensation for their services as a director. The compensation they received as employees of Rochester Medical Corporation is shown in the Summary Compensation Table.

(2)	The amounts shown in this column consist of the aggregate grant date fair value of stock options granted during the fiscal year, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). The grant date fair value is based on the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

The option awards granted in 2010 are as follows: Mr. Boehm: 12,000 options; Mr. Schnobrich: 12,000 options; and Mr. Smith: 12,000 options. The directors held options as of September 30, 2010, as follows:

	Vested	Unvested
Name	Options	Options

Mr. Boehm	72,000	0
Mr. Schnobrich	116,000	0
Mr. Smith	138,000	0

EXECUTIVE COMPENSATION

Named Executive Officers

This section provides information relating to our executive compensation programs and the compensation paid to or accrued for our Chief Executive Officer and Chief Financial Officer, and each of our three other most highly compensated executive officers during fiscal year 2010 (collectively, our “Named Executive Officers”). Our Named Executive officers are determined in accordance with the rules of the Securities and Exchange Commission. For fiscal 2010, our Named Executive Officers include Anthony J. Conway, our Chief Executive Officer and President; David A. Jonas, our Chief Financial Officer, Treasurer and Secretary; Martyn R. Sholtis, our Corporate Vice President; Philip J. Conway, our Vice President, Product Technologies; and James M. Carper, our Vice President, Marketing.

Compensation Discussion and Analysis

Rochester Medical develops, manufactures and markets a broad line of innovative, technologically enhanced PVC-free and latex-free urinary continence and urine drainage care products for the extended care and acute care markets. We participate in the large U.S. medical device industry, and for compensation purposes we generally compare ourselves against other publicly-traded medical device companies with market capital of $100 million to $250 million. We believe the overall compensation structure for our company is below the mid-point for comparably sized publicly-traded medical device companies.

This Compensation Discussion and Analysis describes the major elements of our compensation programs for the executive officers named in the Summary Compensation Table in this proxy statement. This CD&A also discusses the objectives, philosophy, process and decisions underlying the compensation of the Named Executive Officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

Our Compensation Committee, which is comprised of three independent, non-employee directors, discharges the responsibilities of our Board of Directors with respect to all forms of compensation of our executive officers and oversight of our compensation plans. The Compensation Committee operates under a written charter, and has the authority to retain outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Compensation Philosophy

The Compensation Committee believes that compensation paid to executive officers should be closely aligned with Rochester Medical’s performance on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the incentive to increase our stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in Rochester Medical through stock options and/or restricted stock.

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be directly related to our performance and other factors that directly and indirectly influence shareholder value. Accordingly, we set goals designed to link each Named Executive Officer’s compensation to our performance. Consistent with our performance-based philosophy, we provide a base salary to our executive officers and include a significant annual incentive based component, payable in cash, that is tied to company-wide financial objectives, and stock options which have value only through future share price appreciation. We do not currently have an annual performance-based equity plan for our executive officers, but may make discretionary awards of equity-based compensation to our Named Executive Officer’s under our 2010 Stock Incentive Plan.

Compensation Determination Process and Components

The Compensation Committee is provided with the primary authority to determine and approve the compensation paid to our executive officers. The Compensation Committee reviews the executive compensation program in connection with our annual performance review process, which typically concludes in November of each fiscal year, with changes to base compensation effective January 1st. We typically set base salary structures and annual incentive targets after taking into consideration a peer group of similarly sized and type of companies in the medical device industry. While this peer group data provides a useful point of reference for measurement, rather than the determinative factor, for executive compensation, we believe this approach helps us ensure that our compensation cost structures will allow us to remain competitive in our markets. From time to time, the Compensation Committee may use outside compensation consultants to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Compensation Committee.

The Chief Executive Officer and Chief Financial Officer participate in the Compensation Committee’s meetings at the committee’s request. To aid the Compensation Committee in making its determination, the Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each member of the executive management team, in turn, participates in an annual performance review with the Chief Executive Officer to provide input about their contributions to our success for the period being assessed. Management does not participate in the final determination of the amount or form of executive compensation.

Historically, the Compensation Committee has utilized salary data of similarly sized and type of medical device companies produced by Equilar or other credible third party sources and considered actual salary amounts provided in peer group proxy statements. The Compensation Committee engaged Towers Perrin, an independent compensation consultant, during the summer of 2008 to further review and analyze our overall compensation program and to provide competitive market data for five executive officer positions: Chief Executive Officer, Chief Financial Officer, Corporate Vice President, Vice President, Operations, and Vice President, Marketing. The Compensation Committee also requested available data on the prevalence and amount of executive perquisites. In evaluating the competitiveness of our compensation programs during fiscal 2008, Towers Perrin reviewed, and provided to the Compensation Committee, market data from the following sources:

•	Proxy Analysis of Peer Companies. The compensation practices of a peer group of 26 publicly traded companies listed below were reviewed and analyzed:

Alphatec Holdings Inc.	Endologix Inc.	Stereotaxis Inc.
AngioDynamics Inc.	I-Flow Corp.	Strategic Diagnostics Inc.
Aspect Medical Systems Inc.	IRIS International Inc.	Synovis Life Technologies Inc.
AtriCure Inc.	Kensey Nash Corp.	Utah Medical Products Inc.
ATRION Corp.	Micrus Endovascular Corp.	ViaCell Inc.
Cerus Corp.	Natus Medical Inc.	Vital Images Inc.
Clarient Inc.	NxStage Medical Inc.	VNUS Medical Technologies Inc.
Cyberonics Inc.	Orthovita Inc.	Young Innovations Inc.
Cynosure Inc.	Spectranetics Corp.

•	External Surveys. In analyzing the competitiveness of our compensation programs, Towers Perrin also reviewed the following three external surveys covering both the general and medical instruments industry: (1) Watson Wyatt’s 2007/2008 Industry Report on Top Management Compensation (General Industry), (2) Watson Wyatt’s 2007/2008 Industry Report on Top Management Compensation (Instruments and Bio-Medical Equipment and Supplies), and (3) William Mercer’s 2007 Executive Survey.

Rochester Medical’s executive positions were matched to comparable positions from each survey based on the job descriptions provided to Towers Perrin by the company. The survey data was updated to July 1, 2008, using an annual adjustment factor of 4.0% and were scaled to Rochester Medical’s then-current size of $32 million in revenue.

In November 2008, the Compensation Committee used this data for purposes of its compensation decisions for fiscal 2009. Our review indicated that, in general, we were providing annual cash compensation below the median of the companies in the data we reviewed. The Committee determined to refresh the peer group data it uses for its compensation decisions once every three years, and has relied on the same data points for purposes of its fiscal 2010 and 2011 compensation decisions. We believe, however, the design of our base and incentive annual cash compensation appropriately provides market compensation to our executive officers.

Base Salary

Base salaries are designed to provide regular recurring compensation for the fulfillment of the regular duties and responsibilities associated with job roles, and are paid in cash on a semi-monthly basis. The base salaries for our executive officers generally are established at the beginning of each fiscal year (but with annual adjustments effective on a calendar year basis) based on each individual’s experience, an analysis of each individual’s performance during the prior year, market factors including the salary levels of comparable positions in the medical device industry using credible third-party survey information, and other publicly available data of comparable companies. The base salaries for our executive officers are structured to be market-competitive and to attract and retain these key employees. An executive’s base salary is also determined by reviewing the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

The Compensation Committee reviews base salaries annually. The Compensation Committee establishes base salaries for executive officers (other than the Chief Executive Officer) based upon prior year performance reviews conducted by the Chief Executive Officer and his recommendations as presented to the Compensation Committee for approval or modification, in conjunction with available market data. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. The base salary of the Chief Executive Officer is established by the Compensation Committee after consideration of the Chief Executive Officer’s performance for the prior year. As part of its determination, the Compensation Committee reviews the company’s actual performance during the year, as well as available market data. The Committee also takes into account the relatively high equity ownership position in Rochester Medical that Mr. Conway maintains, which serves to partially offset the lower percentile for base compensation against the company’s peers.

The Compensation Committee approved competitive base salary increases for our Named Executive Officers for fiscal year 2010 as follows:

Name	2009 Base Salary(1)	2010 Base Salary(1)	% Change

Anthony J. Conway	$280,900	$289,327	3%
David A. Jonas	$208,000	$214,240	3%
Martyn R. Sholtis	$194,480	$200,314	3%
Philip C. Conway	$178,880	$184,246	3%
James M. Carper	$130,000	$135,000	3.8%

(1) Base salary adjustments are effective January 1st of each year. The amounts listed above are amounts approved by the Compensation Committee for January through December and will differ from Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from October 1 through September 30.

For fiscal 2010, the Compensation Committee approved a modest 3% increase in base salary for our Chief Executive Officer in recognition of the company’s financial performance in fiscal 2009 in light of the general economic recession, noting the difficulty of judging the company’s performance in fiscal 2009 based simply on stock price performance during the fiscal year. The Committee also considered and discussed whether a lower percentage increase in base compensation and a higher percentage of compensation tied to short term performance metrics would provide greater incentive for management as well as be more aligned with the interests of the company’s shareholders. The other Named Executive Officers also received base salary increases of 3%, which were generally consistent with increases provided to other salaried employees of the company, with the exception of Mr. Carper, whose base salary was increased 3.8% in an attempt to bring his base salary closer to market rates. Mr. Carper’s base salary was further increased to $160,000, effective July 1, 2010 for the last quarter of the fiscal year, in recognition of his contributions to the sales and marketing team as well as the increased responsibilities he has assumed as our Vice President of Marketing and leader of the U.S. Acute Care sales team in conjunction with the company’s strategic business plan.

Annual Cash Incentives

Rochester Medical’s Management Incentive Plan is designed to provide executive officers with annual incentive compensation based on the achievement of certain corporate performance objectives. At the beginning of each year, the objectives are initially proposed by our Chief Executive Officer. The objectives are then reviewed, discussed and approved by the Compensation Committee. Prior year performance, current market conditions and the strategic business plan for the new fiscal year are taken into account to ensure that goals have a reasonable probability of being achieved. “Target,” “minimum,” and “maximum” levels are assigned to each performance objective to determine payouts. Under the Management Incentive Plan, there are no guaranteed minimum payouts. In other words, the minimum level of payout is zero. While the Management Incentive Plan allows for payouts at less than the target level, all such payments are made at the sole discretion of the Board of Directors. Bonuses are paid after the financial results for the fiscal year are finalized and approved. Any recommended deviations from the approved plan must be approved by the Compensation Committee.

As necessary, the Compensation Committee may modify or re-weight the objectives during the course of the fiscal year to reflect changes in the company’s business plan. In the event certain threshold performance levels are exceeded but applicable target levels are not achieved, the executive officers will earn proportional awards. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments will be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

For fiscal 2010, our performance objectives included quantitative financial goals based on sales and gross margin targets. In prior years, the performance objectives had been based on sales and operating income goals. The Compensation Committee considers gross margin as a business criteria to be more reflective of our current business strategy of increasing market share and gross margin while still managing the business to maintain profitability. Under the Management Incentive Plan for fiscal 2010, Mr. Anthony Conway could have earned a maximum bonus up to 90% of his base salary with a target of 60% of his base salary (compared to 75% of base salary and target of 50% for the prior fiscal year). Messrs. Jonas, Sholtis and Philip Conway could have earned a maximum bonus of 75% of their respective base salary with a target of 50% of their respective base salaries (compared to 60% of base salary and target of 40% for the prior fiscal year). The 2010 plan originally provided that Mr. Carper could have earned a maximum bonus of 60% of his base salary with a target of 40% of his base salary, which was later amended effective July 1, 2010 to increase his maximum to 75% of base salary with a target of 50% of his base salary in alignment with the other Named Executive Officers. As stated above, the Committee had determined to remain conservative with base salary in light of economic results and current economic conditions and provide greater incentive through the Management Incentive Plan. The Committee also noted management’s strong confidence level in their forecast for the new fiscal year. The maximum and target bonus percentages for each of the Named Executive Officers were thus increased slightly from the prior fiscal year to increase the incentive nature of the program, but with goals intended to be reasonably achievable by the efficient execution of the company’s operating plan.

Each of their bonuses was weighted 50% on sales performance objectives and 50% on gross margin objectives, which the Compensation Committee believes is an appropriate weighting because they emphasized in nearly equal measure our top performance priorities, with the exception of Mr. Sholtis and Mr. Carper whose bonuses were weighted 75% on sales performance objectives and 25% on gross margin objectives to correlate with their job functions. The sales and gross margin performance targets were approved by the Compensation Committee. The performance target for sales for achievement of the target bonus contemplated 19% growth in sales over fiscal 2009, as adjusted for variations in the currency exchange rate, with the minimum requirement set at sales equivalent to fiscal 2009 results, and the maximum payout earned at 38% growth in sales over fiscal 2009. The performance target for gross margin for achievement of the target bonus contemplated 1.7% increase in gross margin over fiscal 2009, as adjusted for variations in the currency exchange rate, with the minimum requirement set at 4% below the budgeted fiscal 2010 gross margin percentage, and the maximum payout earned at 4% above the budgeted fiscal 2010 gross margin percentage.

The Compensation Committee reviewed the achievement of the corporate objectives in awarding bonuses under the Management Incentive Plan, and concluded that total sales for fiscal 2010 were $41,442,680, or 102.0% of the level needed to achieve the target bonus, and gross margin was at 47.5%, or 99.8% of the level needed to achieve the target bonus. As a result, the following bonuses were awarded to each of the executive officers named in this proxy statement for the year ended September 30, 2010:

	Fiscal 2010
	Base Salary	% Bonus	Amount of
Name	Earned	Earned(1)	Bonus Paid

Anthony J. Conway	$287,220	63.6105%	$182,702
David A. Jonas	$212,680	53.0087%	$112,739
Martyn R. Sholtis	$198,856	54.9912%	$109,353
Philip C. Conway	$182,905	53.0087%	$96,955
James M. Carper	$140,000	46.7425%	$65,400

(1)	Bonus percentage earned is calculated by multiplying the sum of (a) the product of the percentage of the sales target achieved (e.g. 102%) multiplied by the percentage weight given to the sales target (e.g. 50%) plus (b) the product of the percentage of the gross margin target achieved (e.g. 99.8%) multiplied by the percentage weight given to the gross margin target (e.g. 50%), by the individual executive’s target bonus percentage.

Long-Term Incentives

As discussed above, we believe that equity ownership in Rochester Medical is important to tie the ultimate level of an executive officer’s compensation to the performance of our stock and shareholder gains while creating an incentive for sustained growth. Our 2001 Stock Incentive Plan allowed us the opportunity to grant stock options and restricted stock awards. Our 2010 Stock Incentive Plan allows us the opportunity to grant a variety of award vehicles, including stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”) and other performance-based awards. To date, we have granted primarily stock options, with restricted stock grants on a limited basis. We typically grant stock options to executive officers at the commencement of their employment, and then annually thereafter following the annual meeting of shareholders. The number of stock options granted to an executive officer upon commencement of employment is based on several factors, including the executive’s responsibilities, experience and the value of the stock option at the time of grant. Additional grants other than the initial grant may be made following a significant change in job responsibility or in recognition of performance. We do not currently have an annual performance-based equity plan. The Compensation Committee may consider adopting such a plan in the future.

Stock options granted to our executive officers generally vest in 25% annual cumulative installments beginning one year from the date of grant. Stock option grants are made with an exercise price equal to the closing market price of our common stock on the date of grant. Shares of restricted stock granted under our 2010 Stock Incentive Plan vest 100% on the fourth anniversary of the date of grant.

The Compensation Committee does not award stock options according to a prescribed formula or target. In determining the number of stock options granted to individuals and to the officers as a group, individual experience, contributions and achievements are considered, as well as the recommendations of the Chief Executive Officer. The Compensation Committee also considers the amount of equity awards granted to executives in similar positions at comparable companies. A review of each component of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation is in line with our overall compensation philosophy. For determining the number of stock options to grant in fiscal 2009, the Compensation Committee considered in particular the competitive market data provided by the Committee’s independent consultant in fiscal 2008 with respect to the proportionate share of compensation related to long-term incentive compensation, and determined that the size of grant was within market range. For 2010, the Committee reviewed additional data including an estimate of the grant date fair value of proposed stock option grants under various scenarios for the closing market price of the company’s common stock on the date of grant and the percentage of total compensation that such stock option grants would represent, and determined that the size of the grants should be kept flat compared to fiscal 2009 in light of then-current economic conditions.

The Compensation Committee and the Board of Directors approved the following stock option awards to our Named Executive Officers in fiscal 2010 in recognition of their contributions to the company:

	2010 Stock	Exercise Price
Name	Option Award	per Share

Anthony J. Conway	30,000	$12.27
David A. Jonas	20,000	$12.27
Martyn R. Sholtis	20,000	$12.27
Philip C. Conway	20,000	$12.27
James M. Carper	20,000	$12.27

Perquisites

The Committee’s philosophy is to have as few perquisites as possible. Currently, we compensate Mr. Sholtis for club membership payments in support of business development activities.

Other Compensation

We provide our executive officers with the same benefits as our other full-time employees, including health insurance, life and disability insurance and dental insurance, which we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. The Compensation Committee periodically reviews the levels of benefits provided to executive officers.

Rochester Medical provides a 401(k) retirement savings plan in which all full-time employees, including the executive officers, may participate. Eligible employees may elect to reduce their current compensation by an amount no greater than the statutorily prescribed annual limit and may have that amount contributed to the 401(k) plan. Participation of the executive officers is on precisely the same terms as any other participant in the plan. Matching contributions may be made to the 401(k) plan at the discretion of our Board. Currently we match 50% of the employee’s contribution up to a cap of 2.5%.

Severance Benefits

We have entered into employment agreements with Anthony Conway and Philip Conway that provide severance benefits upon termination of employment without cause or by reason of death or permanent disability. The terms of these arrangements were set through the course of arms-length negotiations with each of these officers. Rochester Medical has also entered into change-in-control severance agreements with each of our executive officers that provide financial protection in the event of a change-in-control of the company that disrupts an executive officer’s career. These agreements are designed to attract and retain high caliber executive officers, recognizing that change in control protections are commonly provided at comparable companies with which we compete for executive talent. In addition, the Compensation Committee believes change-in-control protections enhance the impartiality and objectivity of the executive officers in the event of a change-in-control transaction and better ensure that shareholder interests are protected. A more complete description of the employment agreements and change-in-control agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, is found beginning at page 28 of this proxy statement. The Compensation Committee will continue to review these arrangements annually to determine whether they are necessary and appropriate under the company’s current circumstances and the circumstances of the individual Named Executive Officers.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in fiscal 2010 and it is anticipated it will not affect the deductibility of such compensation expected to be paid in the foreseeable future. The Compensation Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors of Rochester Medical

Darnell L. Boehm	Roger W. Schnobrich	Benson Smith

The following tables and accompanying narrative disclosures and footnotes should be read in conjunction with the CD&A, which sets forth the objectives of Rochester Medical Corporation’s executive compensation and benefit program.

Summary Compensation Table

The table below contains information about the cash and non-cash compensation for the last three fiscal years awarded to or earned by the individuals who served as our Chief Executive Officer or Chief Financial Officer, and each of our three other Named Executive Officers.

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
	Year	($)	($)	($)	($)(1)	($)(2)	($)(3)	($)

Anthony J. Conway	2010	287,220	—	—	214,299	182,702	—	684,221
Chief Executive Officer	2009	276,925	—	—	199,733	100,173	—	576,831
and President	2008	258,283	—	—	207,594	69,016	—	534,893
David A. Jonas	2010	212,680	—	—	142,866	112,739	—	468,285
Chief Financial Officer,	2009	206,000	—	—	133,153	59,614	—	398,767
Treasurer and Secretary	2008	195,000	—	—	138,396	46,316	—	379,712
Martyn R. Sholtis	2010	198,856	—	—	142,866	109,353	5,679	456,754
Corporate Vice President	2009	192,610	—	—	133,153	45,086	6,934	377,783
	2008	184,750	—	—	138,396	57,085	6,552	386,783
Philip J. Conway	2010	182,905	—	—	142,866	96,955	—	422,726
Vice President, Product	2009	177,160	—	—	133,153	51,268	—	361,581
Technologies	2008	170,000	—	—	138,396	40,378	—	348,774
James M. Carper	2010	140,000	—	—	142,866	65,440	—	348,306
Vice President, Marketing	2009	128,750	—	—	133,153	26,371	—	288,274
	2008	113,077	—	—	33,558	16,600	—	163,235

(1)	The amounts shown in this column consist of the aggregate grant date fair value of stock options granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the Black-Scholes valuation model. We typically have made annual grants to the officers named above and to the other members of the executive team. Such options typically vest in 25% annual cumulative installments beginning one year from the date of grant. The assumptions used to arrive at the Black-Scholes value are disclosed in the following notes to our consolidated financial statements: (i) Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, (ii) Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and (iii) Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

(2)	Represents cash bonuses earned during 2010, 2009 and 2008 for achieving performance goals under our Management Incentive Plan. See the CD&A for a more detailed description.

(3)	The amounts shown in this column consists of club membership dues for Mr. Sholtis in support of business development activities.

Grants of Plan-Based Awards

The following table summarizes the fiscal 2010 grants of equity and non-equity plan-based awards to the Named Executive Officers. All of the equity plan-based awards were granted under the Rochester Medical Corporation 2010 Stock Incentive Plan.

GRANTS OF PLAN-BASED AWARDS

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise		Grant
			Estimated Future Payouts Under			Number of	Number of	or Base		Date Fair
			Non-Equity			Shares of	Securities	Price of	Closing	Value of
			Incentive Plan Awards(1)			Stock or	Underlying	Option	Market	Stock and
	Grant	Approval	Threshold	Target	Maximum	Units	Options	Awards	Price	Option Awards
Name	Date	Date	($)	($)	($)	(#)	(#)(2)	($/Sh)	($/Sh)	($)(3)

Anthony J. Conway	—	—	—	172,382	258,573	—	—	—	—	—
	1/28/10	1/28/10	—	—	—	—	30,000	12.27	12.27	214,299

David A. Jonas	—	—	—	106,340	159,510	—	—	—	—	—
	1/28/10	1/28/10	—	—	—	—	20,000	12.27	12.27	142,866

Martyn R. Sholtis	—	—	—	99,428	149,142	—	—	—	—	—
	1/28/10	1/28/10	—	—	—	—	20,000	12.27	12.27	142,866

Philip J. Conway	—	—	—	91,452	137,178	—	—	—	—	—
	1/28/10	1/28/10	—	—	—	—	20,000	12.27	12.27	142,866

James M. Carper	—	—	—	59,500	89,250	—	—	—	—	—
	1/28/10	1/28/10	—	—	—	—	20,000	12.27	12.27	142,866

(1)	These columns show the potential payments for each of these executive officers under our Management Incentive Plan for fiscal 2010 performance. The target bonus for each executive officer is a percentage of the respective base salary for the executive officer. Under the Management Incentive Plan for fiscal 2010, Mr. Anthony Conway could have earned a bonus up to 90% of his base salary with a target of 60% of his base salary. Messrs. Jonas, Sholtis, and Philip Conway could have earned a bonus of up to 75% of their respective base salary with a target of 50% of their respective base salaries. Mr. Carper could have earned a bonus of up to 60% of his base salary with a target of 40% of his base salary. Each of their bonuses was weighted 50% on sales performance objectives and 50% on gross margin objectives, with the exception of Mr. Sholtis and Mr. Carper whose bonuses were weighted 75% on sales performance objectives and 25% on gross margin objectives. Under the Management Incentive Plan, there are no guaranteed minimum payouts. In other words, the minimum level of payout or the threshold level is zero. While the Management Incentive Plan allows for payouts at less than the target level, all such payments are made at the sole discretion of the Board of Directors. The bonuses are reviewed and approved by the Compensation Committee. The actual awards made to the executive officers in the table are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation table and are discussed further above under the heading “Compensation Discussion and Analysis.”

(2)	Stock options were granted under our 2010 Stock Incentive Plan and vest in 25% annual cumulative installments beginning one year from the date of grant.

(3)	Valuation of option awards based on the grant date fair value of the options as estimated using the Black-Scholes option-pricing model. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The real value of the options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

2010 Stock Incentive Plan

Our 2010 Stock Incentive Plan was adopted by our shareholders in January 2010, and authorizes the issuance of up to 1,000,000 shares of common stock pursuant to grants of incentive stock options, non-qualified options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents, stock awards and other stock-based awards. The purpose of this plan is to promote the interests of Rochester Medical and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring our future success. The 2010 Stock Incentive Plan permits significant flexibility in determining the types and specific terms of awards made to participants. This flexibility allows as to make awards based on current objectives for aligning compensation with shareholder value.

Our Compensation Committee administers the 2010 Stock Incentive Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2010 Stock Incentive Plan. Subject to the provisions of the 2010 Stock Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2010 Stock Incentive Plan and establish rules and regulations for the administration of the 2010 Stock Incentive Plan.

Awards under the 2010 Stock Incentive Plan are subject to the following limitations:

•	In any taxable year, no participant may be granted awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award and which are intended to represent “qualified performance-based compensation” under Section 162(m) of the Code, in excess of 100,000 shares.

•	In any taxable year, no participant may be granted performance awards denominated in shares and which are intended to represent “qualified performance-based compensation” under Section 162(m) of the Code, in excess of 100,000 shares.

•	In any taxable year, the maximum amount payable pursuant to all performance awards denominated in cash to any person in the aggregate will be $5,000,000 in value. This limitation does not apply to any award subject to the other two limitations described above.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Stock Incentive Plan. Additionally, in the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or other similar corporate transaction or event in which Rochester Medical is not the continuing or surviving entity or in which our shareholders do not continue to own a majority of the voting power, the Committee may in its discretion provide for termination of awards in exchange for equal cash value or replacement of such awards with other rights or property, assumption or substitution of such awards by the successor or survivor entity, acceleration of the vesting of such awards as of a date prior to the event, or expiration of such awards beyond a certain date, which may be the date of the event.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2010 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferral basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2010 Stock Incentive Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will be determined by the Committee at the time of grant but may not be longer than 10 years from the date of grant.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2010 Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment that would increase the number of shares of our common stock available under the 2010 Stock Incentive Plan, increase the award limits under the 2010 Stock Incentive Plan, permit (contrary to the provisions of the 2010 Stock Incentive Plan) awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to the 2010 Stock Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NASDAQ Stock Market or any other securities exchange that are applicable to us.

As of September 30, 2010, there were 203,000 options outstanding under this plan. The shares subject to any awards granted under the 2010 Stock Incentive Plan that expire or are terminated prior to issuance will be eligible again for issuance under the 2010 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unexercised stock options and unvested restricted stock held at the end of fiscal year 2010 by the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares
	Underlying	Underlying			Units of	or Units
	Unexercised	Unexercised	Option	Option	Stock Held	of Stock that
	Options (#)	Options (#)	Exercise	Expiration	that Have Not	Have Not
Name	Exercisable(1)	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)

Anthony J. Conway	30,000	—	2.36	3/12/11	—	—
	20,000	—	2.34	4/6/11	—	—
	30,000	—	2.17	10/16/11	—	—
	16,000	—	4.13	1/2/13	—	—
	16,000	—	4.63	1/2/14	—	—
	40,000	—	4.70	1/1/15	—	—
	20,000	—	5.70	1/26/16	—	—
	30,000	10,000	12.30	11/21/16	—	—
	15,000	15,000	11.23	2/6/18	—	—
	7.500	22,500	11.27	2/3/19	—	—
	—	30,000	12.27	1/28/20	—	—
David A. Jonas	20,000	—	2.56	11/21/10	—	—
	40,000	—	2.34	4/6/11	—	—
	20,000	—	2.17	10/16/11	—	—
	10,000	—	4.13	1/2/13	—	—
	14,000	—	4.63	1/2/14	—	—
	40,000	—	4.70	1/1/15	—	—
	20,000	—	5.70	1/26/16	—	—
	15,000	5,000	12.30	11/21/16	—	—
	—	—	—	—	20,000	218,200
	10,000	10,000	11.23	2/6/18	—	—
	5,000	15,000	11.27	2/3/19	—	—
	—	20,000	12.27	1/28/20	—	—
Martyn R. Sholtis	10,000	—	4.13	1/2/13	—	—
	12,000	—	4.63	1/2/14	—	—
	30,000	—	4.70	1/1/15	—	—
	20,000	—	5.70	1/26/16	—	—
	15,000	5,000	12.30	11/21/16	—	—
	—	—	—	—	20,000	218,200
	10,000	10,000	11.23	2/6/18	—	—
	5,000	15,000	11.27	2/3/19	—	—
	—	20,000	12.27	1/28/20	—	—
Philip J. Conway	24,000	—	2.63	2/20/11	—	—
	20,000	—	2.34	4/6/11	—	—
	20,000	—	2.17	10/16/11	—	—
	10,000	—	4.13	1/2/13	—	—
	12,000	—	4.63	1/2/14	—	—
	30,000	—	4.70	1/1/15	—	—
	20,000	—	5.70	1/26/16	—	—
	15,000	5,000	12.30	11/21/16	—	—
	10,000	10,000	11.23	2/6/18	—	—
	5,000	15,000	11.27	2/3/19	—	—
	—	20,000	12.27	1/28/20	—	—
James M. Carper	3,750	1,250	18.02	3/13/17	—	—
	2,500	2.500	10.89	2/12/18	—	—
	5,000	15,000	11.27	2/3/19	—	—
	—	20,000	12.27	1/28/20	—	—

(1)	Stock options were granted under our 2010 Stock Incentive Plan or 2001 Stock Incentive Plan and vest in 25% annual cumulative installments beginning one year from the date of grant.

(2)	Shares of restricted stock were granted under our 2001 Stock Incentive Plan and vest 100% on the fourth anniversary of the date of grant.

(3)	Market value based on the closing market price of our common stock on September 30, 2010, or $10.91 per share. The amounts indicated are not necessarily indicative of the amounts that may be realized by our Named Executive Officers.

Option Exercises and Stock Vested

No stock options were exercised by our Named Executive Officers during the fiscal year ended September 30, 2010, and no restricted stock vested in fiscal 2010 for these executive officers.

Potential Payments Upon Termination or Change-in-Control

Except as discussed below, if the employment of any of Messrs. Conway, Jonas, Sholtis, Conway or Carper is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be paid to him, other than what the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement. Except in connection with a change-in-control of Rochester Medical, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or shares of restricted stock.

Employment Agreements

On August 31, 1990, we entered into an Employment Agreement with Anthony J. Conway as Chief Executive Officer, which agreement automatically renews for successive one year periods until employment is terminated in accordance with the agreement. The agreement provides for a base salary to be reviewed periodically by the Board of Directors or a committee thereof, and such additional bonus and other compensation as may be established from time to time by the Board based upon an annual business plan setting goals for the company. Mr. Conway is also entitled to participate in customary employee benefit programs determined from time to time by the Board.

Mr. Conway’s Employment Agreement may be terminated (i) by Mr. Conway at any time by giving us 30 days prior written notice; (ii) by the Board without cause on any annual renewal date upon written notice to Mr. Conway at least 90 days prior to the annual renewal date; (iii) by the Board, upon written notice effective immediately, for cause as defined in the Employment Agreement; or (iv) by either party upon written notice effective immediately if the other party becomes bankrupt or initiates similar proceedings for the protection of creditors. The Employment Agreement also terminates automatically upon Mr. Conway’s death or permanent disability.

If the Employment Agreement is terminated voluntarily or with cause, Mr. Conway will be entitled to the base salary earned by him prior to the date of termination plus any unreimbursed expenses. If the Employment Agreement is terminated without cause, Mr. Conway will be entitled to receive a severance cash payment as liquidated damages for, and in lieu of, any and all damages which he may incur as a result of such termination in an amount equal to the greater of (i) his then base salary for six months, or (ii) the amounts reasonably estimated to be due under the Employment Agreement for the six months following the annual renewal date upon which the termination becomes effective, which shall be payable within 30 days from the date of termination plus, in either case, one half of the cash bonus to which he would have been entitled to had he continued in the employment of the company for the year following termination. In the event of Mr. Conway’s death or permanent disability, Mr. Conway (or his estate) will be entitled to his then base salary for a period of six months, plus the cash bonus payable with respect to the fiscal year of death or disability, in accordance with normal payment procedures.

Mr. Conway’s Employment Agreement also includes the agreement of Mr. Conway not to compete with Rochester Medical for a period of one year after he has ceased to be employed by Rochester Medical

On August 31, 1990, we entered into an Employment Agreement with Philip J. Conway as an officer of Rochester Medical, with the same terms as the Employment Agreement with Anthony Conway (other than position and initial base salary).

We do not have written employment agreements with Messrs. Jonas, Sholtis or Carper.

Change in Control Agreements

The Compensation Committee of the Board authorized change in control agreements with Philip J. Conway, Vice President of Production Technologies, on December 1, 1998; with Anthony J. Conway, President and Chief Executive Officer, David A. Jonas, Chief Financial Officer, and Martyn R. Sholtis, Corporate Vice President, on November 21, 2000; and with James M. Carper, Vice President of Marketing, on July 30, 2007. The Compensation Committee and the Board believe that the arrangements are appropriate to reinforce and encourage the continued attention and dedication of members of our management to their assigned duties without distraction if a change in control of Rochester Medical is proposed. The Compensation Committee and the Board believe that it is important, should we or our shareholders receive a proposal for transfer of control of the company, that management be able to assess and advise the Board whether such proposal would be in the best interests of Rochester Medical and our shareholders and to take such other actions regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of management’s own personal situation. The change in control agreements also include an agreement not to compete with Rochester Medical for a period of one year after termination of employment.

The change in control agreements, which are substantially the same for each individual, provide that each employee agrees to continue employment with us following a Change in Control (as defined), unless such employment is terminated because of death, disability or by the employee for Good Reason (as defined). If a Change in Control occurs and the individual remains employed by us for twelve months following such Change in Control, then the individual will be entitled to receive a lump sum cash payment equal to 2.5 times such individual’s earned compensation (salary plus cash bonuses) during the 12 month period. If an individual’s employment is terminated within twelve months following a Change in Control by us without Cause (as defined) or by the individual for Good Reason, then the individual will be entitled to receive a lump sum cash payment equal to 2.5 times such individual’s earned compensation during the one year period prior to the date of the Change in Control. In either case, payments to an individual are subject to excess payment limitations, such that the amounts payable under such individual’s agreement shall be reduced until no portion of the total payments by Rochester Medical to such individual as a result of the change in control (including the value of accelerated vesting of stock options) will not be deductible solely as a result of Section 280G of the Internal Revenue Code of 1986, as amended.

Additionally, the agreements provide that following a Change in Control, unless and until employment is terminated for Cause or Disability or the individual terminates employment other than for Good Reason, we will maintain for the continued benefit of the individual and his or her dependents for a period terminating on the earliest of (i) twelve months after the date of termination or (ii) the commencement date of equivalent benefits from a new employee, each insured and self-insured employee welfare benefit plan (including, without limitation, group health, death, dental and disability plans) in which the individual was entitled to participate immediately prior to the Change in Control (provided the terms of such plans allow for continued participation and such individual continues to pay his or her regular contribution).

Stock Options and Restricted Stock Agreements

Our stock option agreements generally provide that, upon a Change in Control, the vesting of the options will be accelerated and the options may be exercised as to all shares of common stock remaining subject to the option. Likewise, our restricted stock agreements provide that, upon a Change of Control, the shares subject thereto will become fully vested.

The table below shows potential payments to the executive officers named in the Summary Compensation Table upon termination without cause or upon a change-in-control of Rochester Medical. The amounts shown assume that termination was effective as of September 30, 2010, the last business day of the year, under change-in-control agreements that were effective as of such date and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by the executives during 2010. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE-IN-CONTROL

				Payments Upon
		Payments Upon		Termination Without
		Termination Without	Payments Accruing	Cause or for Good
		Cause Without	12 months After a	Reason After a
		Change-in-Control	Change-in-Control	Change-in Control
Name	Type of Payment	($)	($)	($)

Anthony J. Conway	Base Pay	143,664	1,180,073	1,180,073
	Total Spread Value of Acceleration:
	Stock Options(1)	—	1,251,905	1,251,905
	Restricted Stock	—	—	—

	Total	143,664	2,431,978	2,431,978
David A. Jonas	Base Pay	—	817,448	817,448
	Total Spread Value of Acceleration:
	Stock Options(1)	—	1,192,930	1,192,930
	Restricted Stock(2)	—	218,200	218,200

	Total	—	2,220,578	2,220,578
Martyn R. Sholtis	Base Pay	—	774,168	774,168
	Total Spread Value of Acceleration:
	Stock Options(1)	—	433,770	433,770
	Restricted Stock(2)	—	218,200	218,200

	Total	—	1,426,138	1,426,138
Philip J. Conway	Base Pay	92,123	703,003	703,003
	Total Spread Value of Acceleration:
	Stock Options(1)	—	978,830	978,830
	Restricted Stock	—	—	—

	Total	92,123	1,681,833	1,681,833
James M. Carper	Base Pay	—	563,600	563,600
	Total Spread Value of Acceleration:
	Stock Options(1)	—	50	50
	Restricted Stock	—	—	—

	Total	—	563,650	563,650

(1)	Value computed for each stock option grant by multiplying (i) the difference between (a) $10.91, the closing market price of a share of our common stock on September 30, 2010, the last business day of our fiscal year and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant.

(2)	Value determined by multiplying the number of shares that vest by $10.91, the closing market price of a share of our common stock on September 30, 2010, the last business day of our fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. The members of our Compensation Committee are Roger Schnobrich, Darnell Boehm and Benson Smith. None of the current members of the Compensation Committee of our Board has ever been one of our employees.

Review of Related Person Transactions

Our Audit Committee has the authority to review and approve all related party transactions as they are presented. Additionally, we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Board of Directors annually reviews all transactions and relationships disclosed in the director and officer questionnaires, and the Board makes a formal determination regarding each director’s independence.

The Audit Committee has adopted a written policy and procedures for the review, approval or ratification of “Related-Person Transactions.” For purposes of the policy, a “Related Person Transaction” includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, in which Rochester Medical is a participant and a Related Person will have a direct or indirect interest. A “Related-Person Transaction” does not include compensation arrangements with an executive officer or director of Rochester Medical in connection with his or her duties to Rochester Medical or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course, or indemnification payments and advancement of expenses made pursuant to Rochester Medical’s Articles of Incorporation or Bylaws or pursuant to any agreement or instrument. The policy defines “Related Person” as:

•	any person who is in any of the following categories: (i) any director or executive officer of Rochester Medical; (ii) any nominee for director of Rochester Medical; or (iii) any Immediate Family Member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person); and

•	any person who is in any of the following categories when a Transaction in which such person had a direct or indirect material interest occurred or existed: (i) a security holder known to Rochester Medical to be the beneficial owner of more than five percent of any class of Rochester Medical’s voting securities; or (ii) any Immediate Family Member of any such security holder.

Under the policy, management of Rochester Medical is responsible for disclosing to the Audit Committee (through our Chief Executive Officer) all material information with respect to any Related-Person Transaction. The Audit Committee may, in its sole discretion, approve or deny any Related-Person Transaction. In determining whether to authorize, approve and/or ratify any Related-Person Transaction, the Audit Committee shall use any process and review any information that it determines is reasonable in light of the circumstances in order to determine if the Related-Person Transaction is fair and reasonable and on terms no less favorable to Rochester Medical than could be obtained in a comparable arm’s length transaction with an unrelated third party to Rochester Medical. Any Related-Person Transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the Audit Committee so as to avoid or otherwise address any resulting conflict of interest.

No director or executive officer of Rochester Medical was indebted to the company during fiscal year 2009. There were no related party transactions which were required to be disclosed under the rules of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of Rochester Medical, compliance by Rochester Medical with legal and regulatory requirements, and the independence and performance of Rochester Medical’s internal and external auditors.

The consolidated financial statements of Rochester Medical for the year ended September 30, 2010, were audited by Grant Thornton LLP, independent auditor for Rochester Medical.

As part of its activities, the Audit Committee has:

1. Reviewed and discussed with management the audited financial statements of Rochester Medical;

2. Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the Securities and Exchange Commission, U.S. Public Company Accounting Oversight Board and Nasdaq Stock Exchange rules;

3. Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and

4. Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Rochester Medical for the year ended September 30, 2010, be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of Rochester Medical

Darnell L. Boehm, Chair	Roger W. Schnobrich Benson Smith

Payment of Fees to Auditor

Audit Fees

The aggregate fees billed to us by Grant Thornton for 2010 and 2009 for the audit of our financial statements included in our Annual Report on Form 10-K and reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, were $169,275 and $166,145, respectively. Of the above amounts, $3,250 in 2010 related to consents and assistance provided with a registration statement on Form S-8.

Audit-Related Fees

The aggregate fees billed to us by Grant Thornton for 2010 for audit-related services were $14,495. Grant Thornton did not provide audit-related services to us during 2009. Audit-related services include primarily benefit plan audits, including our 401(k) plan.

Tax Fees

Grant Thornton did not provide tax services to us during 2010 or 2009. Tax fees include primarily tax returns, advice and planning. In regard to tax services, we engaged Moquist Thorvilson Kaufmann Kennedy & Pieper to assist us with tax provision preparation.

All Other Fees

Other services include primarily assistance with acquisition and financing projects. No such services were provided to us by Grant Thornton during 2010 and 2009.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by Grant Thornton LLP in 2009 and 2010, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITOR

The Audit Committee has selected Grant Thornton LLP as our independent auditor for the fiscal year ending September 30, 2011. While we are not required to do so, we are submitting the selection of Grant Thornton to serve as our independent auditor for the fiscal year ending September 30, 2011, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Grant Thornton are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR ratification of the selection of Grant Thornton LLP as the independent auditor of Rochester Medical and our subsidiaries for the fiscal year ending September 30, 2011. Proxies will be vote FOR ratifying this selection unless otherwise specified.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Rochester Medical is providing shareholders an advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act. Section 14A was added to the Securities Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). On October 18, 2010, the SEC issued proposed rules to implement the requirements of Securities Exchange Act Section 14A. These proposed rules have not been adopted as final rules by the SEC as of the date of this proxy statement. However, the SEC confirmed in its proposed rules that the Dodd-Frank Act requires the advisory vote on executive compensation for annual meetings taking place on or after January 21, 2011, despite the lack of final rules.

As described in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”), the Compensation Committee’s goal in setting executive compensation is to provide a compensation package structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. The Committee believes compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be directly related to our performance and other factors that directly and indirectly influence shareholder value. Consistent with our performance-based philosophy, we provide a base salary to our executive officers and include a significant annual incentive based component, payable in cash, that is tied to company-wide financial objectives, and stock options which have value only through future share price appreciation. In fiscal 2010, Rochester Medical finished the year with record sales growth and solid operating performance which we believe indicates that our ongoing strategic effort to grow our branded sales through increased investment in sales and marketing programs is producing positive results.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our five most highly-compensated executive officers in fiscal 2010. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our Named Executive Officers in fiscal 2010 reflects and supports these compensation policies and procedures.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of Rochester Medical Corporation approve, on an advisory basis, the compensation of the company’s Named Executive Officers described in the Compensation Discussion and Analysis section of the proxy statement for the 2011 Annual Meeting of Shareholders and disclosed in the 2010 Summary Compensation Table and related compensation tables and narrative disclosure included in the proxy statement.

This advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is not binding on our Board of Directors. However, the Board and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of our executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure, set forth in this proxy statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF
SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are also providing shareholders an advisory vote on the frequency with which the shareholders shall have the advisory “say-on-pay” vote on executive compensation provided for in Item 3 above. The SEC confirmed in its proposed rules to implement Securities Exchange Act Section 14A that the Dodd-Frank Act requires the advisory vote on the frequency of the say-on-pay vote for annual meetings taking place on or after January 21, 2011, despite the lack of final rules.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years, or every three years. In addition, shareholders may abstain from voting. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

After careful consideration, the Board of Directors recommends that future shareholder say-on-pay advisory votes on executive compensation be conducted every two years. A say-on-pay vote every two years strikes the right balance between having the vote too frequently with an annual vote and being less responsive to shareholders with a vote every third year. A vote every two years provides shareholders and advisory firms the opportunity to evaluate the company’s compensation program on a more thorough, longer-term basis than an annual vote.

The Board believes an annual say-on-pay vote would not allow for changes to the company’s compensation program to be in place long enough to evaluate whether the changes were effective. For example, if the say-on-pay vote in January 2011 led to changes to the compensation program being made in November 2011, at the beginning of the next fiscal year, those changes would be in place only a few months before the next annual say-on-pay vote would take place in January 2012. Conversely, waiting for a say-on-pay vote once every three years may allow an unpopular pay practice to go on too long without timely feedback. A say-on-pay vote every two years is also sensitive to shareholders who have interests in many companies and may not be able to devote sufficient time to an annual review of pay practices for all of their holdings.

Although the Board recommends a say-on-pay vote every two years, shareholders are not voting to approve or disapprove the Board’s recommendation. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of Rochester Medical Corporation determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the company’s proxy statement for its annual meeting of shareholders, beginning with the 2011 Annual Meeting of Shareholders, is (i) every year, (ii) every 2 years, or (iii) every 3 years.

Although this advisory vote on the frequency of the say-on-pay vote is not binding on our Board of Directors, the Board and the Compensation Committee will take into account the result of the vote when determining the frequency of future say-on-pay votes.

The enclosed proxy card gives you four choices for voting on this proposal. The choice which receives the highest number of votes will be deemed the choice of the shareholders.

The Board of Directors recommends a vote FOR the two-year frequency alternative. Proxies will be so voted unless otherwise specified. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Shareholders may choose among the four choices included in the resolution set forth above.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our 2010 Annual Report to Shareholders and Form 10-K, including financial statements for the year ended September 30, 2010, accompanies, or has been mailed to you immediately prior to, this proxy statement. The 2010 Annual Report to Shareholders is also available on our website at www.rocm.com/ir. Copies of our Form 10-K are available to shareholders, without charge, upon written request to Corporate Secretary, Rochester Medical, One Rochester Medical Drive, Stewartville, MN 55976. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Corporate Secretary, Rochester Medical, One Rochester Medical Drive, Stewartville, MN 55976.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This practice, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household Rochester Medical proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Corporate Secretary, Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN 55976.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Rochester Medical.

DAVID A. JONAS
Chief Financial Officer, Treasurer and Secretary

Dated: December 17, 2010

ROCHESTER MEDICAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, January 27, 2011
12:00 p.m. CST
Minneapolis Hilton and Towers Hotel
1001 Marquette Avenue
Minneapolis, MN 55403

Rochester Medical Corporation One Rochester Medical Drive Stewartville, MN 55976
proxy

This Proxy is Solicited on Behalf of The Board of Directors for use at the Annual Meeting on January 27, 2011.
The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated December 17, 2010, revoking any proxy previously given, hereby appoints Anthony J. Conway and David A. Jonas as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all Common Shares of Rochester Medical Corporation held of record by the undersigned on December 10, 2010, at the 2011 Annual Meeting of Shareholders to be held Thursday, January 27, 2011, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, at 12:00 p.m. CST, and any adjournment(s) thereof, and, in their discretion, upon any other matters which may be brought before the meeting.
If this signed proxy card contains no specific voting instructions, my (our) shares will be voted as recommended by the Board of Directors.
See reverse for voting instructions.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/rocm

Use the Internet to vote your proxy until 12:00 p.m. (CT) on January 26, 2011.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identificaction Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

PHONE – 1-800-560-1965

Use any touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on January 26, 2011.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rochester Medical Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet,
please do not mail your Proxy Card

ò Please detach here ò

1.	Election of Five Directors:	01 Darnell L. Boehm	04 Roger W. Schnobrich
		02 Anthony J. Conway	05 Benson Smith
03 David A. Jonas

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of selection of Grant Thornton LLP as independent auditor for the fiscal year ending September 30, 2011

3.	Advisory approval, by non-binding vote, of executive compensation as disclosed in the proxy statement

4.	To recommend, by non-binding vote, the frequency of executive compensation votes

☐	Vote FOR all nominees (except as marked to	☐	Vote WITHHELD from all nominees
the contrary)

☐	For ☐ Against ☐ Abstain

☐	For ☐ Against ☐ Abstain

☐	1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

5.
In their discretion, the Proxies are authorized to vote upon other business of which the Board of Directors is presently unaware and which may properly come before the meeting, and for the election of any person as a member of the Board of Directors if a nominee named in the accompanying Proxy Statement is unable to serve or for good cause will not serve.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER OR, IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, FOR ITEMS 2 AND 3, FOR 2 YEARS FOR ITEM 4, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

Address Change? Mark Box ☐ Indicate changes below:
Date

Signature(s) in Box

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.